UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2005

Altrust Financial Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Alabama	63-0923450
(State of Incorporation)	(I.R.S. Employer Identification No.)

811 2nd Avenue S.W.

Cullman, Alabama 35055-4222

(Address of Principal Executive Offices)

(256) 737-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 7, 2005, the Board of Directors (the “Board”) of Altrust Financial Services, Inc. (the “Company” or “Altrust”) unanimously agreed to appoint officers for the Company and confirm their appointments effective as of January 1, 2005. The Company’s officers are also officers of the Company’s principal subsidiary, People’s Bank of North Alabama (“Peoples Bank”).

The officers appointed are as follows:

Name	Office(s)
J. Robin Cummings	President and Chief Executive Officer

Lionel J. Powell	Chief Financial Officer and Treasurer

John Whitley	Executive Vice President

Kenneth Weldon	Secretary

Alan Walker	Chairman of the Board of Directors

The appointments are retroactive to January 1, 2005. No employment agreements were entered into between the Company and any newly-appointed officer.

The following sets forth certain information regarding the newly-appointed executive officers of the Company:

Name	Age	Position(s)
James Robin Cummings	58	President, CEO and Director of Altrust, President, CEO and Director of Peoples Bank

Kenneth Howard Weldon	54	Secretary of Altrust; Executive Vice President of Peoples Bank-Legal and Collections

Lionel James Powell	52	Chief Financial Officer and Treasurer of Altrust; Chief Financial Officer and Executive Vice President of Peoples Bank

John Edwin Whitley	48	Executive Vice President of Altrust and Peoples Bank

Cecil Alan Walker	48	Director and Chairman of the Board of Altrust and Director of Peoples Bank

J. Robin Cummings. Mr. Cummings currently serves as the President, Chief Executive Officer and a director of Altrust. He also serves as President, Chief Executive Officer and director of Peoples Bank. Mr. Cummings has served as President and CEO of Peoples Bank for almost 20 years. Mr. Cummings has served as a director of Peoples Bank since 1983 and has served as a director of Altrust since its inception in 1985.

Alan Walker. Mr. Walker serves on the boards of both Altrust and Peoples Bank. Mr. Walker has served on the Peoples Bank board since 1978 and he has served on the board of Altrust since its inception as Cullman Bancshares in 1985. He is a partner of Walker Brothers, Ltd., a limited partnership located in Baileyton, Alabama. Mr. Walker gained management and supervision experience from his positions as President of Walker Brothers, Ltd., which he held since 1998 and as operating manager for Shoreline Properties, which he has held since March 1998. Mr. Walker is the brother of Altrust and Peoples Bank directors, Mr. Terry Walker and Mr. Tim Walker.

Kenneth Weldon. Mr. Weldon, an attorney, currently serves as Executive Vice President of Peoples Bank and acts as in-house counsel for Peoples Bank, positions he has held since 1996. Mr. Weldon also serves as the Secretary of Altrust.

Lionel Powell. Mr. Powell is currently the Chief Financial Officer and Executive Vice President of Peoples Bank, a position he has held since August 2002. Mr. Powell also serves as the Chief Financial Officer and Treasurer of Altrust. Prior to joining Peoples Bank, Mr. Powell served as Controller and Chief Financial Officer of Elk River, Inc., a multinational manufacturer in the fall protection industry, from February 2001 to July 2002. Prior to joining Elk River, Inc., Mr. Powell served as Controller for R.E. Garrison Trucking, Inc. from November 1997 to January 2001. Mr. Powell is a Certified Public Accountant.

John E. Whitley. Mr. Whitley currently serves as the Executive Vice President of Peoples Bank, a position he has held since March 2004. Mr. Whitley also serves as the Executive Vice President of Altrust. From May 2003 through March of 2004, Mr. Whitley served as Vice President of Intercept, Inc. and from September 1994 through November 2002 he served as Executive Vice President of Heritage Bank.

Alan Walker is a part owner of the company, Walker Brothers, Ltd. (“Walker Brothers”), which is engaged in the construction and building supplies business. Peoples Bank and Walker Brothers have an existing business relationship involving construction services, leasing services and commercial lending. Since 1977, Walker Brothers has provided construction and remodeling of all of the offices owned by Peoples Bank. The amounts paid by Peoples Bank to Walker Brothers under this business relationship were $375,586, $305,676 and $276,095 for the years ended December 31, 2004, 2003 and 2002, respectively, constituting less than 5% of Walker Brothers’ annual gross revenue.

Peoples Bank also leases three locations from Walker Brothers. The first leased space is a unit occupied by a Peoples Bank branch in a commercial building located on Alabama Highway 69N in Baileyton, Alabama. The lease, entered into on April 1, 2004, has an initial term of two years, with the option to renew for three additional five year terms. The rent is $1,400.00 per month during the initial two year term of the lease, which amount will be re-negotiated at a maximum 6% increase the time of the first five year renewal of the lease and not to exceed a 15% increase for the two remaining 5 year leases. The second leased space is a 2nd floor unit occupied by the Bank’s operation center in a commercial building located at 410 3rd Avenue in Cullman, Alabama. The lease, entered into on January 25, 2005, has an initial term of 30 days, with the option to renew on a month-to-month basis after the initial 30 day term. The rent is $1,040.00 per month during the initial 30 day term of the lease, which amount will be re-negotiated if and when the tenant extends its use of the leased premises beyond the originally agreed to square footage, then and in that event, the landlord and tenant agree to adjust the rental accordingly. The third leased space is a 1st floor unit occupied by the Bank’s operation center in a commercial building located at 410 3rd Avenue in Cullman, Alabama. The lease, entered into on January 25, 2005, has an initial term of 36 months, with the option to renew on a month-to-month basis after the initial 36 month term. The rent is $1,680.00 per month during the initial 36 month term of the lease, which amount will be re-negotiated if and when the tenant extends its use of the leased premises beyond the originally agreed to square footage, then and in that event, the landlord and tenant agree to adjust the rental accordingly.

Walker Brothers has, at various times, had outstanding indebtedness owed to Peoples Bank pursuant to several commercial loans. These loans are included in the totals shown for officers, directors, and related parties in the following paragraph.

The newly appointed Altrust officers are customers of, or have had banking and financial transactions with, Peoples Bank in the ordinary course of business. All outstanding loans and other transactions with the newly-appointed officers of Altrust were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated persons and, when made, did not involve more than the normal risk of collectibility or present other unfavorable features.

The aggregate amount of credit extended to directors, executive officers, and principal shareholders as a whole, as of December 31, 2004 was $7.886M million or 18.14% of our shareholders’ equity. The total loan balance for officers, directors and related parties as of September 30, 2005 was $ 7,162,828. The debt was centered in Walker Brother’s direct and indirect indebtedness of $6,056,265 while the remaining directors and executive officers comprised the remaining $1,106,562. It is expected that Peoples Bank will continue to have similar transactions in the ordinary course of its business with such individuals and their associates in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRUST FINANCIAL SERVICES, INC.

By:	/s/ Lionel Powell
Lionel Powell
Chief Financial Officer and Treasurer

Dated: October 7, 2005